Exhibit N-1

                           TAX ALLOCATION AGREEMENT
     This Agreement, dated as of             , 2001, the date on which each
of the following companies became a member of the Parent Company affiliated group, as defined in Section 1504(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) (the "Effective Date"), is made by and among Consolidated Edison, Inc., (the "Parent Company"), Northeast Utilities, The Connecticut Light and Power Company, Western Massachusetts Electric Company, Holyoke Water Power Company, Northeast Utilities Service Company, Northeast Nuclear Energy Company, Holyoke Power and Electric Company, The Rocky River Realty Company, The Quinnehtuk Company, Charter Oak Energy, Inc., Charter Oak Paris, Inc., HEC, Inc., Public Service Company of New Hampshire, North Atlantic Energy Corporation, North Atlantic Energy Service Corporation, Properties Inc., COE Development Corporation, COE Argentina II Corp., COE Ave Fenix Corporation, HEC International Corporation, Mode I Communications Inc., Select Energy, Inc., CL&P Receivables Corporation, NU Enterprises, Inc., Northeast Generation Company, Northeast Generation Services Company, Select Energy Portland Pipeline, Inc., Reeds Ferry Supply Co., Inc., HEC/Tobyhanna Energy Project, Inc., Yankee Energy System, Inc., Yankee Energy Financial Services Company, NorConn Properties, Inc., Yankee Energy Services Company, Yankee Gas Services Company and R.M. Services, Inc., Consolidated Edison of New York, Inc., Consolidated Edison Solutions, Inc., Consolidated Edison Energy, Inc., Consolidated Edison Development, Inc., CED Ada, Inc., Consolidated Edison Leasing, Inc., CED Management Company, Inc., Consolidated Edison Energy Massachusetts, Inc., CED - Lakewood Inc., CED Generation Lakewood Company, Consolidated Edison Communications, Inc., Orange and Rockland Utilities, Inc., Rockland Electric Company and Pike County Light & Power Company (hereinafter collectively "subsidiaries" and singly "subsidiary") in accordance with Rule 45(c). The subsidiaries join in the annual filing of a consolidated federal income tax return with the Parent Company.
     In consideration of the mutual benefits and obligations provided for herein, the Parties to this Agreement hereby agree that the consolidated federal income tax, as defined by Rule 45(c)(1), of the Parent Company and the subsidiaries shall be allocated as follows:
(1) Apportionment of Parent Company Income or Loss. The net taxable income or loss of the Parent Company computed on a separate return basis ("separate taxable income") shall be apportioned among such subsidiaries in proportion to the dividends paid by each subsidiary to the Parent Company. The separate taxable income of the Parent Company or a subsidiary is the income or loss of such company for a tax year, computed as though such company had always filed a separate return on the same basis as used in the consolidated return, with the following adjustments:
FN
References to Rule 45 are to Rule 45 of the Public Utility Holding Company Act of 1935.


(a) Gains and losses on intercompany transactions shall be taken into account as provided in Treas. Reg. Section 1.1502-13 and 13T.
(b) Gains and losses relating to inventory adjustments shall be taken into account as provided in Treas. Reg. Section 1.1502-18.
(c) Dividends and other transactions with respect to stock, bonds, or other obligations of members shall be reflected as provided in Treas. Reg. Section 1.1502-13(f) and -13(g).
(d) Excess losses shall be included in income as provided in Reg. Section 1.1502-19.
(e) In the computations of tax credits and recapture, Treas. Reg. Section 1.1502-3(f)(2) shall apply.
(f) Basis shall be determined under Treas. Reg. Section 1.1502-31 or Section 1.1502-32, and earnings and profits shall be determined under Treas. Reg.
Section 1.1502-33.
(g)  Payments made or received under this Agreement shall be eliminated.
(h) tems attributable to a consolidated return year but not allowable on a separate company basis (such as deductions for percentage depletion or net operating loss carryovers or carrybacks), to the extent such items were previously taken into account to reduce the consolidated taxable income shall be excluded.
(2) Allocation of Consolidated Tax. The consolidated federal income tax, as defined by Rule 45(c)(1), exclusive of capital gains taxes (see paragraph
(3)), and the alternative minimum tax (see paragraph (7)), and before the application or recapture of any credits (see paragraph (4)) and the results of any special benefits (see paragraph (5)), shall be allocated among the subsidiaries based on their separate taxable income or loss, computed without regard to net capital gains or losses, and after the application of paragraph
(1). Subject to the limitation provided in paragraph (10), such consolidated federal income tax allocated to a subsidiary, which may be either positive or negative, shall be equal to the separate taxable income of the subsidiary (after elimination of capital gains and losses) multiplied times the highest effective corporate federal income tax rate set forth in Section 11 of the Code. However, no company shall receive a negative allocation greater (in absolute value) than the amount by which its loss has reduced the consolidated federal income tax liability. Conversely, a company shall receive a negative allocation for any loss or deduction it cannot use currently to the extent such loss or deduction reduces the consolidated federal income tax liability. If the consolidated tax liability is greater than the aggregate tax on the separate taxable income of the Parent Company and each subsidiary ("separate return tax"), then no subsidiary shall receive an allocation greater than its separate return tax, and the Parent Company shall be liable for the excess of the consolidated tax over the sum of the separate return taxes of the subsidiaries, subject to recovery in later years from subsequent consolidated tax benefits.
(3) Allocation of Capital Gains Taxes. The portion of the consolidated tax attributable to net capital gains and losses shall be allocated directly to the subsidiaries giving rise to such items. The effects of netting capital gains and losses in the current year shall follow the principles of paragraph
(2). The effects of capital loss carrybacks or carryforwards shall follow the principles of paragraph (6). See Rules 45(c)(3) and 45(c)(5).
(4) Allocation of General Business Credits. General business credits arising in a particular year shall be allocated among the subsidiaries giving rise to such credits by multiplying the amount of consolidated general business credits for such year utilized by a fraction, the numerator of which is the amount of general business credit of the subsidiary for such year and the denominator of which is the total amount of general business credit of all such subsidiaries for such year. If the consolidated group is in a credit carryforward situation, the utilized credit shall be allocated based on the vintages that comprise the utilized credit. For purposes of the consolidated return, the credits utilized are determined on a first-in first-out basis with all credits generated by all subsidiaries in the earliest year utilized first before credits generated in a subsequent year can be utilized. For purposes of allocating the credits pursuant to this agreement, and in accordance with the separate return limitation of paragraph (10), the credits utilized shall be determined on a first-in first-out basis with the credits generated by subsidiaries allocated positive taxes in paragraphs (2) and (3) utilized first, for all available vintages, before credits generated by subsidiaries allocated negative taxes in paragraphs (2) and (3) are utilized. If the vintages of credits utilized pursuant to this agreement differ from those utilized according to the consolidated return for a subsidiary, then the vintages of credits utilized pursuant to this agreement shall be exchanged among the affected subsidiaries. General business credits that are lost due to reductions, limitations and expirations imposed by the Code or the regulations thereunder shall be allocated in an appropriate and reasonable manner.
(5) Allocation of Special Benefits. Any special benefits, such as the effects of Section 1341 of the Code, shall be allocated directly to the subsidiaries giving rise to them. See Rule 45(c)(3).
(6) Allocation of a Net Operating Loss. Should the Parent Company's affiliated group generate a net operating loss for a tax year, each company shall first receive an allocation of consolidated federal income tax, which may be either positive or negative, as provided in paragraph (2); provided, however, a negative allocation of the consolidated federal income tax shall be made only to the extent that separate taxable income reduces consolidated federal income tax for such tax year. The current consolidated net operating loss shall then be apportioned to each subsidiary with a taxable loss and carried back or forward to year(s) when the consolidated net operating loss can be utilized. The consolidated reduction in tax resulting from the carryback or carryforward of the net operating loss shall be apportioned to loss subsidiaries in accordance with paragraphs (2) through
(5). For purposes of the consolidated return, the utilization of net operating losses carried back or carried over is determined on a first-in first-out basis with all net operatingMPANY

By:
Name:
Title:



Attest:

NORTHEAST GENERATION SERVICES COMPANY

By:
Name:
Title:



Attest:

SELECT ENERGY PORTLAND PIPELINE, INC.

By:
Name:
Title:



Attest:

REEDS FERRY SUPPLY CO., INC.

By:
Name:
Title:



Attest:

HEC/TOBYHANNA ENERGY PROJECT, INC.

By:
Name:
Title:



Attest:

YANKEE ENERGY SYSTEM, INC.

By:
Name:
Title:



Attest:

YANKEE ENERGY FINANCIAL SERVICES COMPANY

By:
Name:
Title:



Attest:

NORCONN PROPERTIES, INC.

By:
Name:
Title:



Attest:

YANKEE ENERGY SERVICES COMPANY

By:
Name:
Title:



Attest:

YANKEE GAS SERVICES COMPANY

By:
Name:
Title:



Attest:

R.M. SERVICES, INC.

By:
Name:
Title:



Attest:

CONSOLIDATED EDISON OF NEW YORK, INC.

By:
Name:
Title:



Attest:

CONSOLIDATED EDISON SOLUTIONS, INC.

By:
Name:
Title:



Attest:

CONSOLIDATED EDISON ENERGY, INC.

By:
Name:
Title:



Attest:

CONSOLIDATED EDISON DEVELOPMENT, INC.

By:
Name:
Title:



Attest:

CONSOLIDATED EDISON LEASING, INC.

By:
Name:
Title:



Attest:

CED ADA, INC.

By:
Name:
Title:



Attest:

CED MANAGEMENT COMPANY, INC.

By:
Name:
Title:



Attest:

CONSOLIDATED EDISON ENERGY MASSACHUSETTS, INC.

By:
Name:
Title:



Attest:

CED - LAKEWOOD INC.

By:
Name:
Title:



Attest:

CED GENERATION LAKEWOOD COMPANY

By:
Name:
Title:



Attest:

CONSOLIDATED EDISON COMMUNICATIONS, INC.

By:
Name:
Title:



Attest:

ORANGE AND ROCKLAND UTILITIES, INC.

By:
Name:
Title:



Attest:

ROCKLAND ELECTRIC COMPANY

By:
Name:
Title:



Attest:

PIKE COUNTY LIGHT & POWER COMPANY

By:
Name:
Title: